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                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in (i) Registration
Statement No. 2-93044 on Form S-8, (ii) Registration Statement No. 33-27467 on Form S-8, (iii) Registration Statement No. 33-27468 on Form S-8, (iv) Registration Statement No. 33-44684 on Form S-3 and (v) Registration Statement No. 33-55944 on Form S-8 of our report dated September 22, 1994, appearing in this Annual Report on Form 10-K of Litton Industries, Inc. and subsidiary companies for the year ended July 31, 1994.




DELOITTE & TOUCHE LLP


Los Angeles, California
October 14, 1994





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